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EXHIBIT 10.11

STUART DOSHI EMPLOYMENT AGREEMENT AMENDMENT
DATED JANUARY 11, 2001

AMENDMENT TO
EMPLOYMENT AGREEMENT

    This AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of this 11th day of January 2001, by and between GeoPetro Resources Company, a California corporation ("Company") and Stuart Doshi ("Executive").

RECITALS

    A.  Company and Executive are the parties to that certain Employment Agreement dated June 28, 1997 (the "Original Agreement").

    B.  The parties hereto now wish to amend the Original Agreement as set forth below.

    NOW, THEREFORE, Company and Executive hereby agree as follows:

    1.  Amendment of Original Agreement.

    (a)
    The parties hereby amend the definition of the term "Basic Salary" for purposes of the Original Agreement, effective January 1, 2001, to be as follows:

        Two Hundred Forty Thousand Dollars ($240,000)
        per year, payable in equal monthly installments.

    (b)
    Section 7(b) of the Original Agreement is hereby revised to read in full as follows:

        (b)  Upon Public Listing, the Basic Salary shall be increased to the higher of (i) Two Hundred Forty Thousand Dollars ($240,000) per year and (ii) such amount as equals the average base salary paid to chief executive officers of oil and gas companies with a market capitalization comparable to that of Company (a "Comparable Company"). Such amount shall be subject to the annual inflation adjustment set forth in Section 7(a).

    2.  Integration.  To the extent of any inconsistencies between the terms and conditions of the Original Agreement and those of this Amendment, this Amendment shall govern. Except to the extent that the provisions of the Original Agreement are so superseded, they shall remain in full force and effect.

    3.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, Company and Executive have executed this Amendment as of the date first above written.

GeoPetro Resources Company

By:	Kevin Delehanty	Stuart Doshi
Title:	Director

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  EXHIBIT 10.11
STUART DOSHI EMPLOYMENT AGREEMENT AMENDMENT DATED JANUARY 11, 2001
AMENDMENT TO EMPLOYMENT AGREEMENT